Exhibit 10.10

AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

THIS AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into this 31st day of March 2009, by and between Silicon Valley Bank (“Bank”) and IWatt Inc., a California corporation and IKOR Acquisition Corporation, a Delaware corporation (jointly and severally, the “Borrower”) whose address is 101 Albright Way, Suite D, Los Gatos, California 95032.

RECITALS

A. Bank and Borrower have entered into that certain Loan and Security Agreement dated as of November 25, 2008 (as the same may from time to time be amended, modified, supplemented or restated, the “Loan Agreement”).

B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Borrower has requested that Bank amend the Loan Agreement, as herein set forth, and Bank has agreed to the same, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement.

2.1 Modified Financial Covenants Section 6.9 of the Loan Agreement is amended in its entirety and replaced with the following:

6.9 Financial Covenants.

Parent and its Subsidiaries shall maintain at all times, to be tested as of the last day of each month, unless otherwise noted, on a consolidated basis.

(a) Liquidity Ratio. A ratio of unrestricted cash and Cash Equivalents plus net Accounts to Obligations of not less than 1.35:1.00.

(b) Minimum Revenue. As of the last day of each quarter set forth below, revenue as of the end of such quarter of not less than the following amounts:

For the fiscal quarter ending December 31, 2008: $8,000,000;

For the fiscal quarter ending March 31, 2009: $5,486,000;

For the fiscal quarter ending June 30, 2009: $8,061,000;

For the fiscal quarter ending September 30, 2009: $8,419,000;

For the fiscal quarter ending December 31, 2009: $11,854,000; and

For each fiscal quarter ending thereafter, revenues equal to at least 75% of Parent’s Board approved projections as submitted to, and approved by, Bank.

2.2 Deletion of Inventory Sublimit from Borrowing Base. The definition of Borrowing Base set forth in Section 13.1 of the Loan Agreement is hereby amended to read as follows:

“Borrowing Base” is 80% of Eligible Accounts, as determined by Bank from Borrower’s most recent Transaction Report; provided, however, that Bank may decrease the foregoing percentage in its good faith business judgment based on events, conditions, contingencies, or risks which, as determined by Bank, may adversely affect Collateral.

2.3 Term Loan Reserve. Borrower and Bank agree that a portion of the outstanding principal amount of the Term Loan shall be reserved under the Revolving Line; therefore, the parties hereto agree that Bank shall, in accordance with the terms of the Loan Agreement, establish a Reserve under the Revolving Line in the amount of $1,000,000. Borrower acknowledges and agrees that such Reserve shall reduce the amount of Advances and other financial accommodations that would otherwise be available to Borrower.

2.4 Success Fee. In consideration of the Advances made by Bank to Borrower to fund Borrower’s operations through the close of Borrower’s most recent issuance of equity securities of Borrower, Borrower shall pay to Bank, concurrently upon the execution of this Amendment, a fully earned, non-refundable success fee in the amount of $36,000, which fee shall be in addition to all other fees and interests payable by Borrower under the terms of the Loan Agreement.

3. Limitation of Amendments.

3.1 The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3 The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6. Effectiveness. This Amendment shall be deemed effective upon the due execution and delivery to Bank of this Amendment by each party hereto.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		BORROWER

Silicon Valley Bank		IWatt Inc.

By:	/s/ Minal Patel	By:	/s/ Ronald P. Edgerton
Name:	Minal Patel	Name:	Ronald P. Edgerton
Title:	Relationship Manager	Title:	PRESIDENT & CEO

BORROWER

IKOR Acquisition Corporation

		By:	/s/ James V. McCanna
		Name:	James V. McCanna
		Title:	VP, CFO & SECRETARY